UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 15, 2009
LIGHTING SCIENCE GROUP CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
120 Hancock Lane, Westampton, NJ 08060
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (609) 265-1401
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
On May 15, 2009, Lighting Science Group Corporation (the “Company”) entered into a convertible note agreement (the “Convertible Note”) for $31,649,999.39 with Pegasus Partners IV, L.P. (“Pegasus IV”). Pursuant to the Convertible Note, the Company borrowed $13,150,761.11 on May 15, 2009 and may borrow up to an additional $18,499,238.28 on or after May 29, 2009. Interest on any outstanding principal balance under the Convertible Note accrues at the rate of 14% per annum. All principal and accrued interest on the Convertible Note is due on the earlier of: (a) July 31, 2009 or (b) the date on which the rights offering (the “Rights Offering”) contemplated by that certain Letter Agreement between the Company and Pegasus IV, dated as of February 13, 2009 (the “Letter Agreement”), that certain Promissory Note issued by the Company to Pegasus IV, dated as of February 13, 2009, and the Convertible Note is consummated (the “Closing Date”). If the registration statement for the Rights Offering is declared effective by the Securities and Exchange Commission prior to July 31, 2009, the maturity date would be extended until the Closing Date, but in no event will the maturity date be later than September 3, 2009. The Convertible Note may not be prepaid and is immediately due and payable upon the Company’s failure to pay any of its material debts when due.
In accordance with the Convertible Note, the Company must use the proceeds to: (a) pay in full the $1,950,000.00 promissory note granted to Pegasus IV on December 18, 2008, together with accrued interest thereon, (b) pay in full the $7,000,000.00 promissory note granted to Pegasus IV on February 13, 2009, together with accrued interest thereon, (c) pay in full the $2,000,000.00 promissory note granted to Pegasus IV on April 17, 2009, together with accrued interest thereon, (d) pay in full the $500,000.00 promissory note granted to Pegasus IV on May 11, 2009, together with accrued interest thereon, and (e) pay outstanding principal amounts under the Company’s line of credit with Bank of Montreal. Further, so long as any amounts remain outstanding under the Convertible Note, the Company must obtain the prior written consent of Pegasus IV prior to borrowing more than $5,000,000.00 in the aggregate pursuant to the line of credit with Bank of Montreal.
The Convertible Note amends the terms of the Rights Offering, as originally set forth in the Letter Agreement, and provides that: (a) the Rights Offering would consist of the offering of at least 38,916,295 units at $1.006 per unit, (b) each unit would consist of 1.006 shares of newly designated Series D Non-Convertible Preferred Stock (“Series D Preferred Stock”) and a warrant (the “Warrants”) to purchase one share of the Company’s common stock at an exercise price of $6.00, and (c) the Company must use its reasonable best efforts to cause the registration statement for the Rights Offering to be declared effective by the SEC on or before July 31, 2009. Pegasus IV would also have the right to acquire any units not otherwise subscribed for pursuant to the terms of the Rights Offering.
As disclosed on our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 20, 2009, the Series D Preferred Stock issued pursuant to the Rights Offering would be entitled to a cumulative annual dividend of 25%, but 17% of such annual dividend would be credited to the account of the holder and could only be used for purposes of satisfying the exercise price payable upon exercise of the Warrants. The Series D Preferred Stock would rank junior to the liquidation preferences of the holders of the Company’s 6% Convertible Preferred Stock, Series B Preferred Stock and Series C Preferred Stock but senior to the holders of common stock and would have to be redeemed by the Company on the eighth anniversary of the date of issuance or upon a change of control of the Company. Except as required by law, the

Series D Preferred Stock would not have voting rights. The Warrants issued pursuant to the Rights Offering would have an exercise price of $6.00 per share, a term of 12 years and contain certain anti-dilution protections.
On the Closing Date, each $1.006 of outstanding principal and interest on the Convertible Note would automatically convert into one unit in the Rights Offering, and the Company would be released from all liability in respect of the repayment of principal and interest. Additionally, the Convertible Note provides Pegasus IV with the option to convert all or a portion of the outstanding principal and interest on the Convertible Note into a number of units equal to one unit for each $1.006 of outstanding principal and interest at any time after the expiration of the notice period prescribed by Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, upon the filing of an information statement by the Company.
Although the Company is contractually obligated to use its reasonable best efforts to conduct the Rights Offering, the Company may seek to negotiate different terms for the Rights Offering depending upon market conditions at that time.
THIS NOTICE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES.
As of February 13, 2009, Pegasus IV beneficially owned approximately 69.8% of the common stock of the Company. As a result of the transaction contemplated hereby, Pegasus IV’s beneficial ownership of common stock of the Company will increase.
A copy of the Convertible Note is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. You are encouraged to read the Convertible Note for a more complete understanding of its terms. The foregoing description of the Convertible Note is qualified in its entirety by reference to the full text of the Convertible Note.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
See Item 1.01 for a description of the Company’s financial obligation pursuant to the Convertible Note.
Item. 3.02 Unregistered Sales of Equity Securities.
See Item 1.01 for a description of the terms of the Convertible Note. The Convertible Note was issued on May 15, 2009, to Pegasus IV pursuant to an exemption from registration for transactions not involving a public offering under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).
Subject to the terms and conditions set forth in the Convertible Note and based solely upon the principal amount available to the Company pursuant to the Convertible Note, Pegasus IV may acquire up to 31,649,999 shares of Series D Preferred Stock of the Company and Warrants to purchase up to 31,461,232 shares of common stock of the Company. Such sales of Series D Preferred Stock and Warrants would be exempt from registration under the Securities Act pursuant to an exemption from registration for transactions not involving a public offering under Section 4(2) of the Securities Act.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Number	Exhibit
10.1	Convertible Note Agreement, dated May 15, 2009, between Lighting Science Group Corporation, as borrower, and Pegasus Partners IV, L.P., as lender.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION
Date: May 21, 2009	By:	/s/ Stephen Hamilton
		Name:	Stephen Hamilton
		Title:	Vice President — Finance

EXHIBIT INDEX

Number	Exhibit
10.1	Convertible Note Agreement, dated May 15, 2009, between Lighting Science Group Corporation, as borrower, and Pegasus Partners IV, L.P., as lender.